UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 21, 2008

(Date of earliest event reported)

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27074

Delaware	52-1637226
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

55 Almaden Boulevard

San Jose, California 95113

(Address of principal executive offices, including zip code)

(408) 494-2020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2008, Secure Computing Corporation (“Secure Computing”), McAfee, Inc. (“McAfee”) and Seabiscuit Acquisition Corporation, a wholly owned subsidiary of McAfee (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which McAfee has agreed to acquire all of the outstanding common stock of Secure Computing for $5.75 per share in cash, without interest, representing an equity value for Secure Computing’s common stock of approximately $413 million in the aggregate. In addition, pursuant to the Merger Agreement, Secure Computing’s outstanding shares of preferred stock will also be redeemed for cash as part of the proposed transaction, which would represent approximately, calculated as of today’s date, an additional $84 million. In total, net of cash held by Secure Computing, the proposed transaction would be valued at approximately $465 million. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Secure Computing (the “Merger”), with Secure Computing continuing as the surviving corporation and as a wholly owned subsidiary of McAfee.

Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger:

•

Each share of Secure Computing’s common stock, par value $0.01 per share (the “Secure Computing Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive a cash amount of $5.75, without interest (the “Common Stock Merger Consideration”);

•

Each share of Secure Computing’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Secure Computing Series A Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive a cash amount of $100.00, plus (i) an amount of interest on such amount accreting daily at the annual rate of five percent (5.0%), compounded semi-annually, computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months from January 12, 2006 to the date the Merger closes, as well as an amount equal to any accrued but unpaid dividends on a share of Secure Computing Series A Preferred Stock as of the date the Merger closes (the “Series A Liquidation Amount”), plus (ii) an amount equal to 5% of the Series A Liquidation Amount;

•

Each of Secure Computing’s vested or unvested options to purchase shares of Secure Computing Common Stock (each a “Secure Computing Option”) outstanding at the effective time of the Merger will be cancelled automatically, and at the effective time of the Merger, converted into the right to receive a lump sum cash payment (less any applicable withholding) equal to the product obtained by multiplying (x) the total number of shares of Secure Computing Common Stock subject to such Secure Computing Option immediately prior to the effective time of the Merger by (y) the excess, if any, of the Common Stock Merger Consideration over the exercise price per share of Secure Computing Common Stock subject to such Secure Computing Option; and

•

Each of Secure Computing’s unvested restricted stock units and restricted shares outstanding at the effective time of the Merger (after taking into account waivers of acceleration of vesting by certain of Secure Computing’s executive officers) will be assumed by McAfee, and, at the effective time of the Merger, converted into the right to receive McAfee restricted stock units or restricted shares, as the case may be, based on an exchange ratio specified in the Merger Agreement.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) have been qualified by disclosure schedules that the parties have exchanged in connection with the signing of the Merger Agreement and (2) are subject to the materiality standards set forth in the Merger Agreement, which may differ from what may be viewed as material by investors. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts, as they are modified in important part by those disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Merger Agreement.

The closing of the Merger is subject to customary closing conditions, including antitrust review and approval of Secure Computing’s stockholders. The parties intend to consummate the transaction as soon as practicable and currently anticipate that the closing will occur in the fourth quarter of calendar year 2008.

In connection with the parties’ entry into the Merger Agreement, the directors and executive officers of Secure Computing, and Warburg Pincus Private Equity IX, L.P., a significant stockholder of Secure Computing (the “Voting Parties”), have each entered into voting agreements (the “Voting Agreements”) pursuant to which they have agreed to vote their shares of Secure Computing stock in favor of the merger and to certain restrictions on the disposition of such shares of Secure Computing stock, subject to the terms and conditions contained therein. The Voting Parties own approximately 18% of the voting stock of Secure Computing. Pursuant to the terms of such voting agreements, such voting agreements will terminate concurrently with any termination of the Merger Agreement.

Copies of the Merger Agreement and the Voting Agreements are filed as Exhibits 2.1, 2.2 and 2.3 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Merger Agreements and the Voting Agreements are qualified in their entirety by reference to the full text of the agreements. A copy of the joint press release issued by Secure Computing and McAfee on September 22, 2008 announcing the execution of the Merger Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which include those regarding anticipated completion of the Merger and the expected closing date of the Merger. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from those anticipated in this report including, among others, the inability of the parties to the Merger Agreement to obtain necessary regulatory approval or to obtain them on acceptable terms; the inability to obtain necessary Secure Computing stockholder approval; material changes in the economic environment or the industries in which Secure Computing and McAfee operate; and other factors relating to Secure Computing and McAfee that may impact the timing or occurrence of closing. In addition, actual outcomes are subject to other risks and uncertainties that relate more broadly to Secure Computing’s overall business, including those more fully described in Secure Computing’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007, and its Quarterly Report filed on Form 10-Q for the second quarter of 2008. Secure Computing assumes no obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger by and among McAfee, Inc., Seabiscuit Acquisition Corporation and Secure Computing Corporation, dated as of September 21, 2008.

2.2	Voting Agreement (Series A) by and among McAfee, Inc., Warburg Pincus Private Equity IX, L.P. and Cary Davis, dated as of September 21, 2008.

2.3	Voting Agreement by and between McAfee, Inc. and certain stockholders, option holders and warrant holders of Secure Computing Corporation, dated as September 21, 2008.

99.1	Joint press release, dated September 22, 2008, of Secure Computing Corporation and McAfee, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE COMPUTING CORPORATION

By:	/s/ Steve Kozachok
Steve Kozachok
Sr. Vice President, Secretary and General Counsel

Date: September 25, 2008

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among McAfee, Inc., Seabiscuit Acquisition Corporation and Secure Computing Corporation, dated as of September 21, 2008.

2.2	Voting Agreement (Series A) by and among McAfee, Inc., Warburg Pincus Private Equity IX, L.P. and Cary Davis, dated as of September 21, 2008.

2.3	Voting Agreement by and between McAfee, Inc. and certain stockholders, option holders and warrant holders of Secure Computing Corporation, dated as September 21, 2008.

99.1	Joint press release, dated September 22, 2008, of Secure Computing Corporation and McAfee, Inc.